                                    EXHIBIT I




Item 3

         (b)       X       Bank as defined in Section 3(a)(b) of the Act
                  ---      Chancellor LGT Trust Company


         (c)       X       Investment Adviser registered under Section 203 of
                  ---
the Investment Advisers Act of 1940.

                           Chancellor LGT Asset Management, Inc.